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                                                                    Exhibit 99.1

                                 HEALTHCENTRAL
                                        .com

                   HealthCentral Announces Chapter 11 Filing


Emeryville, California - October 9, 2001 - HealthCentral (NasdaqSC: HCEN), a leading healthcare e-commerce company, and its wholly-owned subsidiaries HealthCentralRx.com, Inc., HealthCentral Enterprise Web Services, Inc., WebRx.com, Inc., HCEN Acquisition Corporation, HealthCentral.ca, Vitamins.com, Inc., Vitamins.com, LLC, L&H Vitamins, Inc. and J&M Direct Corporation announced today that they have filed voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code. The Company currently intends to proceed with a sale of its assets. The Company is taking this action in an effort to maximize the value of the business for all of its stakeholders.


Forward Looking Statements:

Except for historical information, the statements in this news release are forward-looking statements, involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements, including the possibility that the Company will not be able to conclude a structured sale of its assets and businesses.

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